LICENSE AGREEMENT

THIS LICENSE AGREEMENT dated January 31, 2011 (the “Effective Date”) is by and between MUSIC1, LLC, a Florida limited liability company (“Music1”) and STEPHEN STROTHER, an individual residing in the State of Georgia (“Strother”).

WHEREAS, Music1 acquired a majority ownership position in A&R Music Live, LLC, a limited liability company organized and registered in the State of Georgia (“A&R Live”), from Strother pursuant to that certain Membership Interest Purchase Agreement dated October 21, 2010 (the “MIPA”) along with the rights to the domain names www.arlive.com and www.music1.com (the “Sites”);

WHEREAS, Strother is the sole creator and owner of certain software functionality entitled “Quick Demo Review” (“QDR”) that works in conjunction with the Sites; and

WHEREAS, Strother desires to license QDR to Music1 and Music1 desires to license the QDR from Strother, incompliance with the terms of the MIPA and those set forth herein.

NOW, THEREFORE, as consideration for the premises and covenants set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as to the following:

ARTICLE I

1.1              Grant Of License.  Strother hereby grants, subject to the terms and conditions of this Agreement, to Music1 a world-wide, royalty-free license (the "License") during the term hereof to: use, copy, translate, display, publish and transmit QDR.

1.2              No Other Rights Granted. Apart from the rights licensed under Section 1.1 above, this Agreement does not grant to the Music1 any right to engage in any activity other than the activities with the QDR, nor any ownership right, title, or interest, nor any security interest or other interest, in any of the QDR Intellectual Property or any proprietary rights relating to or created from such QDR Intellectual Property or any developments or enhancements with respect thereto.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1              Representations, Warranties And Covenants.

(a) Music1.  Music1 agrees and represents that (i) it has the authority to execute, deliver and perform his obligations under this Agreement and (ii) is duly organized or formed and validly existing in good standing under the laws of the state of its incorporation or formation.

(b) Strother. Strother represents and warrants that he has (i) the authority to execute, deliver and perform its obligations under this Agreement and (ii) owns all right, title and interest in and to the QDR and has all rights necessary to license the third party content provided to the Music1 hereunder.

(c) EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, STROTHER DOES NOT MAKE ANY WARRANTY AS TO THE ACCURACY OF QDR LICENSED HEREUNDER OR THE RESULTS TO BE OBTAINED FROM ANY MUSIC1 SITE USING QDR. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, QDR IS USED ON AN "AS-IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE.

ARTICLE 3
TERM AND TERMINATION

This Agreement will be effective as of the date hereof and will continue for a period equal to the term of that certain Employment Agreement between Strother and Music1 dated as of October 21, 2010, unless earlier terminated in accordance with this Agreement (the "Initial Term").  If the Employment Agreement is extended beyond its initial term, this Agreement shall remain effective until such Employment Agreement and all employment relationships between Music1 and Strother have terminated.

ARTICLE 4
INDEMNIFICATION

4.1          Agreement Of Strother To Indemnify. (a) Except as set forth in Section 4.1(b) below, Strother hereby agrees to indemnify, defend and hold harmless Music1 and its directors, officers, employees and agents and their respective successors and assigns (collectively the "Music1 Indemnitees") from and against any loss, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands, liabilities, causes of action or damages incurred by any Music1 Indemnitee in connection with or relating to any material breach of a representation, warranty, covenant or agreement of Strother contained in this Agreement.

               (b) The parties hereto agree that with respect to any claim that Music1 infringes any copyright or trademark or other intellectual property right as a result of the Music1’s use or display of the QDR, Strother will only be responsible for the payment of any judgment, fine and/or penalty finally awarded against Music1 as a result of such claim and any settlements agreed to with respect to such claim.

4.2      Agreement Of Music1 To Indemnify.  Music1 hereby agrees to indemnify, defend and hold harmless Strother from and against any loss, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands, liabilities, causes of action or damages incurred Strother in connection with or relating to any material breach of a representation, warranty, covenant or agreement contained in this Agreement by Music1, its Affiliates, or any of their respective officers, directors, employees or agents.

4.3      Third Party Claims. A Person entitled to indemnification for a Claim hereunder (the "Indemnified Party") shall give the indemnifying party with respect to such Claim (the "Indemnifying Party") reasonably prompt notice of such Claim brought by a third party. Such notice shall describe the Claim in reasonable detail. The failure of the Indemnified Party to give such notice to the Indemnifying Party shall not impair any of the Indemnified Party's rights or benefits under this Article 4 except to the extent such failure adversely affects the Indemnifying Party's ability to defend such Claim. The Indemnifying Party, within a reasonable time after receiving knowledge of a Claim by a third party against the Indemnified Party, shall (a) notify the Indemnified Party in writing of the preference of the Indemnifying Party to assume the defense thereof, and (b) retain legal counsel reasonably acceptable to the Indemnifying Party to conduct the defense of such Claim. The Indemnified Party shall cooperate with the Indemnifying Party in any manner reasonably requested in connection with the defense, compromise or settlement of any Claim. In any such Claim which the Indemnifying Party chooses to defend, the Indemnified Party shall have the right to engage separate counsel and to participate in the prosecution, defense, compromise, or settlement thereof or to conduct its own defense of such claim. The fees and expenses of such counsel engaged by the Indemnified Party the Indemnifying Party is conducting its defense) shall be at the expense of the Indemnified Party unless the named parties to any such Claim (including any impleaded parties) include the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by its counsel that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense thereof. In such case, the reasonable fees and expenses of such separate counsel to the Indemnified Party shall be borne by the Indemnifying Party. The Indemnifying Party shall not, without written consent of the Indemnified Party, compromise, settle or consent to entry of any order or judgment with respect to any Claim (i) which involves any relief other than the payment of money damages against the Indemnified Party or (ii) which does not include as an unconditional term thereof, the giving by the defendant or Person conducting such investigation or initiating such hearing, to the Indemnified Party, of a release from all liability with respect to such Claim and all other Claims or causes of action (known or unknown) arising or which might arise out of the same facts.

ARTICLE 5
MISCELLANEOUS

5.1          Arbitration.  Any controversy or claim arising out of or relating to this Agreement that cannot be resolved and which is the result of a breach or termination of this Agreement shall be resolved, as follows:

(a)           The dispute or controversy will be settled finally and exclusively by binding arbitration in accordance with and through the Commercial  Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”) in effect on the date of this Agreement.

(b)           The place of the arbitration shall be Miami, Florida, United States of America. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in the same manner as provided under the notice provisions of this Agreement. Witnesses residing outside of the State of Florida may testify telephonically.

(c)           The language to be used in the arbitration shall be English.

(d)           The arbitration shall be conducted by one arbitrator.  Upon request, the AAA will produce a list of 10 potential arbitrators familiar with international commercial legal issues.  The parties will attempt to agree on one arbitrator. Failing to agree, the AAA shall appoint an arbitrator pursuant to the Rules.

(e)           Judgment upon the written award rendered by the arbitrator may be entered in any court or record of competent jurisdiction in any country, or application may be made to such court of judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow.

(f)           The cost of the arbitration proceedings shall be determined under the respective rules for cost of arbitration of the AAA in effect at the time of the request for arbitrations.   All expenses of the arbitration, including reasonable attorney’s fees, shall be borne by the losing party to the arbitration or, as the case may be, shall be prorated to properly reflect any partial prevailing or losing of the parties to the arbitration, as determined by the arbitrators in the written award.

(g)          The panel of arbitrators specifically shall have the power to grant equitable relief upon request of either party.

5.2          Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the Exhibits and Schedules hereto.

5.3           Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) two business days after deposit with recognized overnight courier, specifying next day delivery, with written verification of receipt.  The address for all notices, requests, consents and other communications hereunder to the parties to this Agreement shall be delivered or sent to the following:

If to Strother:

Stephen Strother
2280 Wren Road SE
Conyers, Georgia 30058
Email: ss@arlive.com

If to Music1:

Music1, LLC
1450 South Miami Avenue
Miami, FL 33130
Attn:  Mike Zoi, President
Email: mzoi@Music1.com

With a copy to:

Curtis Wolfe
1450 South Miami Avenue
Miami, FL 33131
Email: cwolfe@Music1.com

Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4           Amendments; Waivers.  No provision of this Agreement may be amended except by a written instrument signed by Strother and Music1.   No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof.

5.9           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.10           Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.11           Interpretation.  The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

MUSIC1, LLC

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Managing Member

STROTHER:

/s/ Stephen Strother
Name: Stephen Strother